UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 15, 2008

ENERGY COMPOSITES CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-52397	88-0409170
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4400 Commerce Drive, Wisconsin Rapids, WI  54494
(Address of principal executive offices) (Zip Code)

(715) 421-2060
Registrant’s telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 15, 2008, Energy Composites Corporation (the “Company”) closed its private offering of units (the “Units”) raising a total of $6,370,000.  Each Unit sold consisted of a 3-year, 6% convertible debenture (the “Debentures”) with a conversion price of $2.50 (the “Conversion Price”) per share, and (ii) a number of warrants (the “Warrants”) exercisable into shares of the Company’s common stock equal to the number of shares issuable upon conversion of the principal amount of the Debenture.  The Company issued Debentures with a face amount of $6,370,000 and Warrants exercisable into 2,548,000 shares of common stock.

The Company sold Units to 75 accredited investors.  The Company did not pay any commissions on the sale of the Units and no underwriters were used.  The Company relied upon the exemption from registration contained in Section 4(2) and/or Rule 506 as to the sale of the Units, as the investors were deemed to be sophisticated with respect to the investment in the Units due to their financial condition and involvement in the Company’s business or were accredited investors.  Restrictive legends were placed on the Debentures and Warrants.

Terms of the Debentures:  Each Debenture matures 3 years from issuance (the “Maturity Date”) and accrues interest at 6% per annum.  Interest on the Debentures is payable in cash or in shares of the Company’s common stock at $2.50 per share, in twelve quarterly installments on April 1, July 1, October 1, and January 1 until the principal amount and all accrued and unpaid interest shall have been paid in full on the Maturity Date.

The Company has the option to prepay the Debentures, in whole or in part, after the expiration of one year from the date of issuance of each Debenture but prior to the Maturity Date.  The Company can prepay without penalty or premium so long as all of the following conditions have been met: (i) the Company’s common stock has traded above the Conversion Price for at least twenty consecutive trading days immediately preceding the Company’s notice of its election to prepay; (ii) the average trading volume shall be at least one hundred thousand shares per day during such twenty consecutive day trading period; and (iii) the shares of common stock issuable upon conversion of the Debentures shall be eligible for resale pursuant to Rule 144 under the Securities Act of 1933.

The principal balance of the Debentures is convertible into shares of the Company’s common stock at the option of the Holder at the Conversion Price.  The Company has the option to convert the Debentures provided that all of the conditions required for prepayment of the Debentures have been met.  The Debentures provide anti-dilution protection (adjustment of the Conversion Price) for the following events: reorganization, reclassification, consolidation, merger or sale; stock split, stock dividend, reverse stock split, or other issuance of the Company’s common stock.

Terms of the Warrants:  Each Warrant is exercisable into shares of common stock for a term of 3 years at $5.00 per share (the “Exercise Price”).  The Company has the option to compel the exercise of the Warrants, in whole or in part.  The Company can force the exercise of the Warrants so long as all of the following conditions have been met: (i) the Company’s common stock has traded above the Exercise Price for at least twenty consecutive trading days immediately preceding the Company’s notice of mandatory exercise; (ii) the average trading volume shall be at least one hundred thousand shares per day during such twenty consecutive day trading period; and (iii) the shares of common stock issuable upon exercise of the Warrants shall be eligible for resale pursuant to Rule 144 under the Securities Act of 1933.

The Warrants also provide anti-dilution protection (adjustment of the Exercise Price) for the following events: reorganization, reclassification, consolidation, merger or sale; stock split, stock

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dividend, reverse stock split, other issuance of the Company’s common stock; or the issuance of new warrants.

Item 3.02           Unregistered Sales of Equity Securities.

The disclosure set forth in Item 2.03 of this report is incorporated herein by reference

Item 9.01           Financial Statements and Exhibits

Regulation S-K Number	Document
10.1	Form of Debenture
10.2	Form of Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY COMPOSITES CORPORATION
December 19, 2008	By: /s/ Samuel W. Fairchild
Samuel W. Fairchild
Chief Executive Officer

Exhibit Index

Regulation S-K Number	Document
10.1	Form of Debenture
10.2	Form of Warrant

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